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EXHIBIT 23.      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 12, 1995 included in Eagle Bancshares, Inc.'s Annual Report to Shareholders and incorporated by reference into this Form 10-K, into the Registrant's previously filed Registration Statement No. 33-73718.

Arthur Andersen LLP

Atlanta, Georgia
June 28, 1995